As filed with the Securities and Exchange Commission on February 21, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
MODERNA, INC.
(Exact name of registrant as specified in its charter)

Delaware	81-3467528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

325 Binney Street Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)
Moderna, Inc. 2018 Stock Option and Incentive Plan
(Full title of the plan)
Stéphane Bancel
Chief Executive Officer
325 Binney Street
Cambridge, MA 02142
(Name and address of agent for service)

(617) 714-6500
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers 15,420,946 additional shares of common stock, par value $0.0001 per share, of Moderna, Inc. (the “Registrant”) under the Moderna, Inc. 2018 Stock Option and Incentive Plan (the “2018 Plan”) as a result of the operation of an automatic annual increase provision therein.
The additional shares are of the same class as other securities relating to the 2018 Plan for which the Registrant’s Registration Statement on Form S-8 (File No. 333-228718), filed with the Securities and Exchange Commission on December 7, 2018 (the “2018 Registration Statement”), is effective. The contents of the 2018 Registration Statement are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description

4.1
Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Current Report on Form 8-K (File No. 001-38753) filed with the Securities and Exchange Commission on May 9, 2024).

4.2
Second Amended and Restated By-laws of the Registrant (incorporated by reference to the Current Report on Form 8-K (File No. 001-38753) filed with the Securities and Exchange Commission on May 9, 2024).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2018 Stock Option and Incentive Plan (incorporated by reference to the Registration Statement on Form S-1 (File No. 333-228300) filed with the Securities and Exchange Commission on November 9, 2018).

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 21st day of February, 2025.

MODERNA, INC.

By:	/s/ Stéphane Bancel
Stéphane Bancel
Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Stéphane Bancel and James M. Mock as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Stéphane Bancel Stéphane Bancel	Chief Executive Officer and Director (Principal Executive Officer)	February 21, 2025

/s/ James M. Mock James M. Mock	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 21, 2025

/s/ Noubar B. Afeyan Noubar B. Afeyan, Ph.D.	Chairman and Director	February 21, 2025

/s/ Sandra Horning Sandra Horning, M.D.	Director	February 21, 2025

/s/ Abbas Hussain Abbas Hussain	Director	February 21, 2025

/s/ Elizabeth Nabel Elizabeth Nabel, M.D.	Director	February 21, 2025

/s/ François Nader François Nader, M.D.	Director	February 21, 2025

/s/ David M. Rubenstein David M. Rubenstein	Director	February 21, 2025

/s/ Paul Sagan Paul Sagan	Director	February 21, 2025

/s/ Elizabeth Tallett Elizabeth Tallett	Director	February 21, 2025